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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report: March 28, 2007
(Date of earliest event reported)

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification No.)

15305 Dallas Parkway, Suite 1600
Addison, Texas 75001
(Address of Principal Executive Offices, Zip Code)

(972) 713-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9. Regulation FD Disclosure

        As previously announced, on January 7, 2007, United Surgical Partners International, Inc. (the "Company") entered into a merger agreement pursuant to which UNCN Acquisition Corp. will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of UNCN Holdings, Inc. UNCN Acquisition Corp. and UNCN Holdings, Inc. are Delaware corporations formed at the direction of Welsh, Carson, Anderson & Stowe X, L.P. Upon the consummation of the merger, an investor group led by Welsh, Carson, Anderson & Stowe X, L.P. will beneficially own substantially all of the outstanding capital stock of UNCN Holdings, Inc.

        Following are summary historical and unaudited pro forma financial information, unaudited pro forma condensed consolidated financial data and other information, representing portions of a preliminary offering memorandum to be distributed in connection with the Company's proposed offering under Rule 144A and Regulation S of $480 million principal amount of senior subordinated notes. Throughout this filing, "the Transactions" refer to the merger and related financing transactions, and all references to "we," "us" and "our" refer to the Company and its consolidated subsidiaries after giving effect to the Transactions.

        This report is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Summary of Historical and Pro Forma Condensed Consolidated Financial Information

	Years Ended December 31,			Unaudited Pro Forma Year Ended December 31, 2006
	2004	2005	2006
	(Dollars in thousands)
Consolidated Statement of Income Data
Total revenues	$383,186	$469,601	$578,825	$616,202
Equity in earnings of unconsolidated affiliates	18,626	23,998	31,568	32,917
Operating expenses excluding depreciation and amortization	(267,765)	(327,569)	(416,034)	(433,227)
Depreciation and amortization	(26,761)	(30,980)	(35,300)	(37,469)

Operating income	107,286	135,050	159,059	178,423
Other income (expense)
Interest income	1,591	4,455	4,069	4,112
Interest expense	(26,430)	(27,471)	(32,716)	(96,596)
Loss on early retirement of debt	(1,635)	—	(14,880)	(14,880)
Other	247	533	1,778	1,798

Income before minority interests	81,059	112,567	117,310	72,857
Minority interests in income of consolidated subsidiaries	(30,344)	(38,521)	(54,452)	(58,633)
Income tax expense	(17,986)	(26,430)	(22,773)	(5,812)

Income from continuing operations	32,729	47,616	40,085	$8,412

Earnings (loss) from discontinued operations, net of tax	53,446	(322)	(5,839)

Net income	$86,175	$47,294	$34,246

Other Data:
EBITDA(1)	$155,761	$127,720	$120,966	$144,177
Adjusted EBITDA(1)	107,002	132,023	151,881	159,259
Number of facilities operated as of end of period(2)	87	99	141
Cash flows from operating activities	$81,098	$107,142	$102,504

Unaudited Pro Forma at December 31, 2006
Pro forma credit statistics
Cash and cash equivalents (at end of period)	$25,080
Total debt (at end of period)(3)	$1,046,330
Net debt (at end of period)(4)	$1,021,250
Ratio of net debt (at end of period) to Adjusted EBITDA	6.4x
Ratio of Adjusted EBITDA to interest expense	1.6x
	Years Ended December 31,			Unaudited Pro Forma Year Ended December 31, 2006
	2004	2005	2006
	(Dollars in thousands)
Consolidated Balance Sheet Data:
Working capital (deficit) excluding cash and cash equivalents	$(6,289)	$(39,494)	$(73,574)	$(58,325)
Cash and cash equivalents	93,467	130,440	31,740	25,080
Total assets	922,304	1,028,841	1,231,856	2,124,700
Total debt	288,485	286,486	347,330	1,046,330
Total stockholders' equity	474,609	531,050	599,274	784,740

(1)
EBITDA represents net income before net interest expense, income taxes and depreciation and amortization expense and after minority interest. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below. We have included EBITDA and Adjusted EBITDA in this offering memorandum to provide investors with a supplemental measure of our operating performance and ability to service and incur debt. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP. EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this offering memorandum is not, comparable to similarly titled measures reported by other companies.

        A reconciliation of net income to EBITDA and to Adjusted EBITDA is included below:

	Years Ended December 31,			Unaudited Pro Forma Year Ended December 31, 2006
	2004	2005	2006
	(Dollars in thousands)
Net income	$86,175	$47,294	$34,246	$8,412	(a)
Income taxes	17,986	26,430	22,773	5,812
Net interest expense	24,839	23,016	28,647	92,484
Depreciation and amortization	26,761	30,980	35,300	37,469

EBITDA	155,761	127,720	120,966	144,177
Loss on early retirement of debt(b)	1,635	—	14,880	14,880
Other(c)	(247)	(533)	(1,778)	(1,798)
Discontinued operations(d)	(53,446)	322	5,839	—
Equity based compensation(e)	3,299	4,514	11,974	—
Management fee(f)	—	—	—	2,000

Adjusted EBITDA	$107,002	$132,023	$151,881	$159,259

  (a)
  Represents pro forma income from continuing operations.

  (b)
  In 2004, we recorded a loss of $1.6 million related to the early termination of a credit facility. In 2006, we recorded a loss of $14.9 million related to the early retirement of our senior subordinated notes. The losses were generated from the excess payments made to retire the debt over their carrying value, including writing off the unamortized portion of debt issuance costs.

  (c)
  Represents "other income/loss" items that are incidental to our business operations and are not included in operating income.

  (d)
  Represents the presentation of our Lyndhurst, Ohio facility as discontinued operations from 2002 through 2006 and our Spanish operations and the gain on the sale of the Spanish operations as discontinued operations from 2002 through 2004. We sold our Spanish operations and our Lyndhurst, Ohio facility in September 2004 and March 2006, respectively.

  (e)
  Represents equity-based compensation recorded during the respective year under our equity compensation plans.

  (f)
  Represents annual management fee to be paid to Welsh Carson.

(2)
Does not include Spanish facilities that have been divested.

(3)
Represents actual long-term debt of $78.2 million, plus approximately $399.1 million of indebtedness under our new senior secured credit facility, $89.0 million of indebtedness under the new senior secured U.K. credit facility and $480.0 million of indebtedness represented by the notes offered hereby.

(4)
Represents total debt less cash and cash equivalents.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

	Years Ended December 31,
	2002	2003	2004	2005	2006
	(In thousands, except number of facilities and per share data)
Consolidated Statement of Income Data
Total revenues	$242,307	$304,229	$383,186	$469,601	$578,825
Equity in earnings of unconsolidated affiliates	9,454	15,074	18,626	23,998	31,568
Operating expenses excluding depreciation and amortization	(168,840)	(210,349)	(267,765)	(327,569)	(416,034)
Depreciation and amortization	(19,039)	(22,184)	(26,761)	(30,980)	(35,300)

Operating income	63,882	86,770	107,286	135,050	159,059
Other income (expense):
Interest income	774	1,025	1,591	4,455	4,069
Interest expense	(23,298)	(24,642)	(26,430)	(27,471)	(32,716)
Loss on early retirement of debt	—	—	(1,635)	—	(14,880)
Other	(11)	733	247	533	1,778

Income before minority interests	41,347	63,886	81,059	112,567	117,310
Minority interests in income of consolidated subsidiaries	(14,820)	(24,109)	(30,344)	(38,521)	(54,452)
Income tax (expense) benefit	(9,896)	(14,978)	(17,986)	(26,430)	(22,773)

Income from continuing operations	16,631	24,799	32,729	47,616	40,085
Earnings (loss) from discontinued operations, net of tax	2,969	5,077	53,446	(322)	(5,839)

Net income	$19,600	$29,876	$86,175	$47,294	$34,246

Other Data:
EBITDA(1)	$71,059	$90,655	$155,761	$127,720	$120,966
Adjusted EBITDA(1)	68,474	87,815	107,002	132,023	151,881
Number of facilities operated as of the end of period(2)	56	65	87	99	141
Cash flows from operating activities	$46,725	$66,206	$81,098	$107,142	$102,504
	As of December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
Consolidated Balance Sheet Data:
Working capital (deficit) excluding cash and cash equivalents	$3,841	$1,438	$(6,289)	$(39,494)	$(73,574)
Cash and cash equivalents	47,571	28,519	93,467	130,440	31,740
Total assets	728,758	870,509	922,304	1,028,841	1,231,856
Total debt	276,703	304,744	288,485	286,486	347,330
Total stockholders' equity	322,261	390,655	474,609	531,050	599,274

(1)
EBITDA represents net income before net interest expense, income taxes, and depreciation and amortization expense and after minority interest. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below. We have included EBITDA and Adjusted EBITDA in this offering memorandum, and previously in the offering memorandum for the existing notes, to provide investors with a supplemental measure of our operating performance and ability to service and incur debt. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP. EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this offering memorandum is not, comparable to similarly titled measures reported by other companies.

  A reconciliation of net income to EBITDA and to Adjusted EBITDA is included below:

	Years Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
Net income	$19,600	$29,876	$86,175	$47,294	$34,246
Income taxes	9,896	14,978	17,986	26,430	22,773
Net interest expense	22,524	23,617	24,839	23,016	28,647
Depreciation and amortization	19,039	22,184	26,761	30,980	35,300

EBITDA	71,059	90,655	155,761	127,720	120,966
Loss on early retirement of debt(a)	—	—	1,635	—	14,880
Other(b)	11	(733)	(247)	(533)	(1,778)
Discontinued operations(c)	(2,969)	(5,077)	(53,446)	322	5,839
Equity-based compensation(d)	373	2,970	3,299	4,514	11,974

Adjusted EBITDA	$68,474	$87,815	$107,002	$132,023	$151,881

  (a)
  In 2004, we recorded a loss of $1.6 million related to the early termination of a credit facility. In 2006, we recorded a loss of $14.9 million related to the early retirement of our senior subordinated notes. The losses were generated from the excess payments made to retire the debt over their carrying value, including writing off the unamortized portion of debt issuance costs.

  (b)
  Represents "other income/loss" items that are incidental to our business operations and are not included in operating income.

  (c)
  Represents the presentation of our Lyndhurst, Ohio facility as discontinued operations from 2002 through 2006 and our Spanish operations and the gain on the sale of the Spanish operations as discontinued operations from 2002 through 2004. We sold our Spanish operations and our Lyndhurst, Ohio facility in September 2004 and March 2006, respectively.

  (d)
  Represents equity-based compensation recorded during the respective year under our equity compensation plans.

(2)
Does not include Spanish facilities that have been divested.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2006

(Dollars in thousands)

	Historical	Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$31,740	$(6,660	)(b)	$25,080
Patient receivables, net	58,525			58,525
Other receivables	16,973			16,973
Inventories of supplies	9,108			9,108
Deferred tax asset, net	14,238	(3,444	)(e)	10,794
Prepaids and other current assets	13,264	20,109	(e)	33,373

Total current assets	143,848	10,005		153,853
Property and equipment, net	299,829			299,829
Investments in affiliates	158,499			158,499
Goodwill and intangible assets, net	621,264	864,226	(b)
		26,900	(b)
		(484 (7,803	)(a) )(e)	1,504,103
Other assets	8,416			8,416

Total assets	$1,231,856	$892,844		$2,124,700

Current liabilities:
Accounts payable	$24,436			$24,436
Accrued salaries and benefits	26,145			26,145
Due to affiliates	76,398			76,398
Accrued interest	1,742	(484	)(a)	1,258
Current portion of long-term debt	26,373	1,900	(a)	28,273
Other accrued expenses	30,588			30,588

Total current liabilities	185,682	1,416		187,098

Long-term debt, less current portion	320,957	697,100	(a)	1,018,057
Other long-term liabilities	10,857			10,857
Deferred tax liability, net	42,256	8,862	(e)	51,118

Total liabilities	559,752	707,378		1,267,130
Minority interests	72,830			72,830
Stockholders' equity:
Common stock	447	(447	)(d)	—
Additional paid-in capital	382,327	(382,327	)(d)
		784,740	(b)	784,740
Treasury stock	(109)	109	(d)	—
Accumulated other comprehensive income, net of tax	16,349	(16,349	)(d)	—
Retained earnings	200,260	(200,260	)(d)	—

Total stockholders' equity	599,274	185,466		784,740

Total liabilities and stockholders' equity	$1,231,856	$892,844		$2,124,700

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

(a)
Reflects our issuance of the notes and incurring additional borrowings to complete the Transactions and repay certain of our existing indebtedness as follows:

Debt
Proceeds from the notes offered hereby	$480,000
Proceeds from the new revolving loan facility	9,100
Proceeds from the new senior secured U.S. term loan facility	390,000
Proceeds from the new senior secured U.K. term loan facility	89,000

Total proceeds from new borrowings	968,100
Repay outstanding indebtedness under existing senior secured credit facilities	(269,100)
Current portion of long-term debt	(1,900)

Pro forma adjustment to long-term debt	$697,100

  Pro forma adjustment to eliminate accrued interest payable of $0.5 million related to debt that was repaid with a portion of the proceeds from the Transactions.

(b)
Reflects the issuance of equity to an investor group led by Welsh Carson and using the proceeds, together with the proceeds of our net borrowings, to acquire the equity of USPI as follows:

Proceeds from issuance of equity to Welsh Carson and rollover stockholders	$785,000
Estimated fees and expenses	(260)

Net proceeds from issuance of equity	$784,740
Proceeds from new borrowings, net of retirements of old borrowings	699,000
Estimated debt issue costs	(26,900)

Net proceeds from new borrowings	672,100
Total net proceeds from the Transactions	$1,456,840

Use of excess cash on hand	6,660

Purchase price for USPI equity	1,444,100 (c)
Transaction fees and expenses	19,400
Less: net assets acquired	(599,274)

Estimated excess of purchase price over acquired tangible assets	$864,226

(c)
Represents the purchase price to be paid to existing shareholders of USPI in the merger, computed as follows:

Estimated common shares outstanding (in thousands)	46,509
Purchase price paid to existing shareholders per share	$31.05

Purchase price for USPI equity	$1,444,100

(d)
Pro forma adjustment to eliminate our historical equity balances due to change in control as a result of the Transaction.

(e)
Pro forma adjustments for deferred income taxes and the carryback of the taxable loss generated by the Transactions, which is expected to result in a current year refund of federal income tax.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2006

(Dollars in thousands)

	Historical	Surgis Pro Forma Adjustments(a)	Other Acquisitions Pro Forma Adjustments(b)	Total Acquisitions Pro Forma	Transaction Pro Forma Adjustments		Pro Forma
Revenues:
Net patient service revenue	$518,788	$14,382	$12,328	$545,498	$—		$545,498
Management and contract service revenue	52,236	5,153	—	57,389	—		57,389
Other revenue	7,801	5,514	—	13,315	—		13,315

Total revenues	578,825	25,049	12,328	616,202	—		616,202
Equity in earnings of unconsolidated affiliates	31,568	1,271	—	32,839	78	(c)	32,917
Operating expenses
Salaries, benefits, and other employee costs	160,979	10,074	2,422	173,475	(2,941	)(c)	170,534
Medical services and supplies	104,382	3,629	2,519	110,530	—		110,530
Other operating expenses	99,623	6,857	1,872	108,352	—		108,352
General and administrative expenses	40,950	—	—	40,950	(9,034	)(c)
					(488 2,000	)(d) (f)	33,428
Provision for doubtful accounts	10,100	172	111	10,383			10,383
Depreciation and amortization	35,300	1,368	801	37,469			37,469

Total operating expenses	451,334	22,100	7,725	481,159	(10,463)		470,696
Operating income	159,059	4,220	4,603	167,882	10,541		178,423
Interest income	4,069	43	—	4,112	—		4,112
Interest expense	(32,716)	(2,888)	(479)	(36,083)	22,658	(e)
					(83,171	)(e)	(96,596)
Loss on early retirement of debt	(14,880)	—	—	(14,880)	—		(14,880)
Other	1,778	15	5	1,798	—		1,798

Total other expense, net	(41,749)	(2,830)	(474)	(45,053)	(60,513)		(105,566)
Income before minority interests	117,310	1,390	4,129	122,829	(49,972)		72,857
Minority interests in income of consolidated subsidiaries	(54,452)	(1,189)	(2,913)	(58,554)	(79	)(c)	(58,633)

Income from continuing operations before income taxes	62,858	201	1,216	64,275	(50,051)		14,224
Income tax (expense) benefit	(22,773)	(80)	(477)	(23,330)	17,518	(g)	(5,812)

Income from continuing operations	40,085	$121	$739	$40,945	$(32,533)		$8,412

Loss from discontinued operations	(96)
Net loss on disposal of discontinued operations	(5,743)

Total loss from discontinued operations	(5,839)

Net income	$34,246

See accompanying notes to unaudited pro forma condensed consolidated statement of income.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF INCOME

(Dollars in thousands)

  (a)
  Represents adjustments to record the financial results of Surgis, Inc. from January 1, 2006 through April 18, 2006. We acquired Surgis on April 19, 2006 and have included the results of Surgis operations in our historical December 31, 2006 consolidated financial statements since April 19, 2006.

  (b)
  Represents adjustments to record the financial results of the acquisitions of St. Louis, Rockwall and Corpus Christi facilities from January 1, 2006 through their respective acquisition date. We acquired eight St. Louis facilities, five effective January 1, 2006 and three effective August 1, 2006, and we acquired the Corpus Christi, Texas facility effective July 1, 2006, and the Rockwall, Texas facility effective September 1, 2006.

  (c)
  Pro forma adjustment to eliminate stock-based compensation expense recorded in our historical financial results of $12.0 million. Had the Transactions occurred on January 1, 2006, we would have accelerated the vesting of various restricted stock and stock option awards and would have recorded a non-recurring stock-based compensation charge of approximately $36.8 million, which is not included in this pro forma condensed consolidated statement of income.

  (d)
  Pro forma adjustment to eliminate Transaction-related costs recorded in our historical financial results. Total additional estimated non-recurring Transaction-related costs are approximately $46.6 million and are not included in this pro forma condensed consolidated statement of income. Approximately $27.2 million of the Transaction costs are related to debt issuance costs and costs related to equity.

  (e)
  Pro forma adjustment to reflect the net change in interest expense as a result of the new financing arrangements to fund the Transactions as if these financings has occurred on January 1, 2006, and the elimination of interest expense on debt obligations that are repaid in connection with the Transactions.

Historical Interest Expense
Prior senior subordinated notes (1)	$9,437
Existing revolving loan facility	2,275
Existing senior secured U.S. term loan facility	5,792
Existing senior secured U.K. term loan facility	4,242
Amortization of debt issuance costs and discount	912

Total historical interest expense pro forma adjustment	22,658
Interest on facility related debt and capital leases	10,058

Total historical interest expense	$32,716

Interest Expense on New Borrowings(2)
New revolving loan facility	$1,797
New senior secured U.S. term loan facility	30,421
New delayed draw term loan facility	1,438
New senior secured U.K. term loan facility	5,933
Notes offered hereby	43,582

Total new borrowings interest expense pro forma adjustment	$83,171

    (1)
    USPI completed the early redemption of these senior subordinated notes in August 2006.

    (2)
    Includes amortization of debt issuance costs and debt commitment fees of approximately $3.3 million and $1.9 million, respectively. Interest on the new borrowings is at assumed annual interest rates. An increase or decrease of one-eighth percentage in the assumed annual interest rates would result in an increase or decrease of annual interest expense associated with the new borrowings of approximately $1.2 million.

  (f)
  Reflects pro forma adjustment for annual management fee to be paid to Welsh Carson.

  (g)
  Reflects the adjustment in the provision for income taxes resulting from the above pro form adjustments at an effective tax rate of 35%.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2007
	By:	/s/ MARK A. KOPSER Mark A. Kopser Executive Vice President and Chief Financial Officer

QuickLinks

15305 Dallas Parkway, Suite 1600 Addison, Texas 75001 (Address of Principal Executive Offices, Zip Code)
(972) 713-3500 (Registrant's telephone number, including area code)
Summary of Historical and Pro Forma Condensed Consolidated Financial Information
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET As of December 31, 2006 (Dollars in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Dollars in thousands)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME For the Year Ended December 31, 2006 (Dollars in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands)
SIGNATURES